As Filed With the Securities and Exchange Commission on February 12, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Third Wave Technologies, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
39-1791034
(I.R.S. employer identification number)
Cindy Ahn
General Counsel
Third Wave Technologies, Inc.
502 South Rosa Road
Madison, Wisconsin 53719
608-273-8933
(Address, including zip code, and telephone
number, including area code, of registrant’s
principal executive offices and agent for service)

Please send copies of all communications to:
Mark R. Busch, Esq.
Kennedy Covington Lobdell & Hickman, L.L.P.
214 North Tryon Street, 47th Floor
Charlotte, N.C. 28202
704-331-7440

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class	Amount	Maximum	Maximum	Amount of
of Securities to	to be	Offering	Aggregate	Registration
be Registered (1)	Registered	Price per Share	Offering Price	Fee
Common Stock	(2)	(2)	(2)	N/A
Preferred Stock Purchase Rights	(3)	(3)	(3)	(3)
Preferred Stock	(2)	(2)	(2)	N/A
Debt Securities	(2)	(2)	(2)	N/A
Warrants	(2)	(2)	(2)	N/A
Total for sale by Registrant	(2)	(2)	$100,000,000	$3,930.00 (4)

(1)     This Registration Statement covers (i) debt securities, preferred stock and common stock that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for or upon conversion of, as the case may be, the securities registered hereunder. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)     An indeterminate number of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $100,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater principal amount as shall result in an aggregate initial offering price of $100,000,000.
(3)     The Common Stock includes the associated rights to purchase Preferred Stock that are attached to and trade with the shares of the Common Stock. Any value attributable to the rights to purchase Preferred Stock that are attached to and trade with shares of the Common Stock is reflected in the market price of the Common Stock. Accordingly, no separate filing fee is being paid with respect to such rights.
(4)     Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2008
$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Offered by
THIRD WAVE TECHNOLOGIES, INC.

          This prospectus relates to common stock, preferred stock, debt securities and warrants that we may sell from time to time in one or more offerings up to a total public offering price of $100,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.
          Our common stock trades on the NASDAQ Global Market under the symbol “TWTI.”
          These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2008.

Page

WHERE YOU CAN FIND MORE INFORMATION	1
FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	2
THE COMPANY	3
USE OF PROCEEDS	3
RATIO OF EARNINGS TO FIXED CHARGES	3
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER	4
DESCRIPTION OF PREFERRED STOCK WE MAY OFFER	13
DESCRIPTION OF COMMON STOCK WE MAY OFFER	16
DESCRIPTION OF WARRANTS WE MAY OFFER	17
PLAN OF DISTRIBUTION	18
LEGAL MATTERS	20
EXPERTS	20
EXHIBIT INDEX
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS (IN THOUSANDS, EXCEPT RATIO DATA)
Exhibit 4.8
Exhibit 5
Exhibit 12
Exhibit 23.2
Exhibit 23.3

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as Third Wave Technologies, Inc., that file electronically with the Securities and Exchange Commission (http://www.sec.gov). Our web site is located at http://www.twt.com. The information contained on our web site is not part of this prospectus.
     This prospectus “incorporates by reference” certain information that we have filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

•	Current Reports on Form 8-K filed on January 18, 2007, January 31, 2007, February 26, 2007, June 6, 2007, July 19, 2007, December 12, 2007 and January 18, 2008 (other than the portions of those documents furnished but deemed not to have been filed);

•	The description of the common stock of the Company set forth in the Company’s Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on January 23, 2001, including any future amendments or reports filed for the purpose of updating such description; and

•	The description of the Preferred Stock Purchase Rights of the Company contained in the Company’s Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on November 30, 2001, as amended by Amendment No. 1 to such Form 8-A filed by the Company with the Securities and Exchange Commission on February 19, 2003, including any further amendments or reports filed for the purpose of updating such description.
     You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.
     We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Corporate Secretary, 502 South Rosa Road, Madison, Wisconsin 53719 or you may call us at 888.898.2357.
FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this prospectus, the words “believe,” “anticipates,” “intends,” “plans,” “estimates,” and similar expressions are forward-looking statements. Such forward-looking statements contained in this prospectus are based on management’s current expectations. Forward-looking statements may address the following subjects: results of operations; customer growth and retention; development of technologies; losses or earnings; operating expenses, including, without limitation, marketing expense and technology and development expense; and revenue growth. We caution investors that there can be no assurance that actual results, outcomes or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, among others, our limited operating history, unpredictability of future revenues and operating results, competitive pressures and also the potential risks and uncertainties set forth in the “Risk Factors” section contained in this prospectus.
     You should also carefully consider the factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission. Except as required by law, we undertake no obligation to update any forward-looking statements.
PROSPECTUS SUMMARY
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings.
     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special consideration that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”
     When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in the our securities, to determine whether an investment in our securities is appropriate for you.
     References in this prospectus to “Third Wave”, the “Company”, “we”, “us” and “our” are to Third Wave Technologies, Inc. and its subsidiaries.

THE COMPANY
     Third Wave is a growing leader in molecular diagnostics, providing DNA and RNA analysis products to clinical, research, and agricultural customers. Our company is one of the only companies in the molecular diagnostics market with a unique chemistry — the functional backbone of any molecular test. We are commercializing this unique chemistry to capture opportunities in this growth market.
     In the United States, we serve most major clinical laboratories that perform tests in the molecular diagnostics testing market. Third Wave has also established a strong presence in Japan.
     Our Invader® chemistry is well recognized and widely used. Our clinical diagnostic products are used by clinical testing laboratories to create tests for prognosis, diagnosis, and monitoring by physicians of individual patients. In addition to molecular diagnostics, we support world-renowned researchers looking to improve the identification and management of disease, as well as agricultural customers in plant and animal genetics and diagnostics.
     The Company’s executive offices are located at 502 South Rosa Road, Madison, Wisconsin 53719, and its telephone number is 888.898.2357.
USE OF PROCEEDS
     We currently intend to use the estimated net proceeds from the sale of these securities for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures and any other purpose that we may specify in any prospectus supplement. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	NINE MONTHS ENDED	FISCAL YEAR ENDED	FISCAL YEAR ENDED	FISCAL YEAR ENDED	FISCAL YEAR ENDED	FISCAL YEAR ENDED
	SEPTEMBER 30, 2007	2006	2005	2004	2003	2002
Ratio Of Earnings To Fixed Charges	(1)	(1)	(1)	(1)	(1)	(1)
Ratio Of Earnings To Combined Fixed Charges And Preferred Stock Dividends	(2)	(2)	(2)	(2)	(2)	(2)

(1)	During each of these periods we had losses and the ratio coverage was less than 1:1. To achieve a coverage ratio of 1:1, we would have needed to generate additional earnings of $9.3 million for the nine months ended September 30, 2007, and $19.1 million, $22.3 million, $1.9 million, $8.1 million and $40.9 million for fiscal years ended December 31, 2006, 2005, 2004, 2003 and 2002, respectively.

(2)	During each of these periods, the Company had no preferred stock outstanding.
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
     We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.
General
     The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Third Wave, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.
     Debt securities that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued as supplemented by any supplemental indenture applicable to your debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.
     THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.
Information You Will Find In The Prospectus Supplement
     The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:
•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

•	the place or places where the principal and interest on the series of debt securities will be payable;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the Indenture;

•	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;

•	any other terms of the debt securities of the series which are not prohibited by the indenture; and

•	whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.
     Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.
Senior Debt
     We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.
Subordinated Debt
     We may issue subordinated debt securities under the indenture and any coupons that will constitute part of such subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.
     If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Senior Subordinated Debt
     We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “—Senior Debt” and “—Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.
Interest Rate
     Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:
•	any discounted debt securities; and

•	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.
Registered Global Securities
     We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:
•	by the depository for the registered global security to a nominee of the depository;

•	by a nominee of the depository to the depository or another nominee of the depository; and

•	by the depository or any nominee to a successor of the depository or a nominee of the successor.
     The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.
     Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.
     The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.
     So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.
     Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.
     We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
Payment of Interest on and Principal of Registered Global Securities
     We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of Third Wave, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:
•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or

•	any other matter relating to the actions and practices of the depository, its nominee or any of its participants.
     We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.
Exchange of Registered Global Securities
     We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:
•	the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depository within 90 days.

     In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.
Covenants by Third Wave
     The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.
Events of Default
     Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:
•	failure to pay when due any interest on any debt security of that series, continued for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

•	failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.
     Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.
     After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.
     No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.
Supplemental Indentures
     We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:
•	to add guarantees to or secure any series of debt securities;

•	to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

•	to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•	to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee; and

•	to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.
     With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.
     Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:
•	change the final maturity of the principal of, or any installment of interest on, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

•	change the currency in which any debt securities are payable;

•	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

•	modify the ranking or priority of the securities;

•	reduce any premium payable upon the redemption of any debt securities; or

•	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.
Satisfaction and Discharge of the Indenture; Defeasance
     Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.
     In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
     We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).
     The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.
Mergers, Consolidations and Certain Sales of Assets
     We may not

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:
•	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.
Governing Law
     The indenture and the debt securities will be governed by the laws of the State of New York.
No Personal Liability of Directors, Officers, Employees and Stockholders
     No director, officer, incorporator or stockholder of Third Wave, as such, shall have any liability for any obligations of Third Wave under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of Third Wave. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.
Conversion or Exchange Rights
     Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:
•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee
     The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.
     The indenture contains limitations on the right of the trustee, should it become a creditor of Third Wave, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.
Limitations on Issuance of Bearer Debt Securities
     Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement, in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.
DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
     This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our certificate of incorporation, with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our certificate of incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.
Authorized Preferred Stock
     Our certificate of incorporation authorizes us to issue 10,000,000 shares of undesignated preferred stock, par value $0.001 per share. We may issue preferred stock from time to time in one or more series, without shareholder approval, when authorized by our board of directors.
     Upon issuance of a particular series of preferred stock, our board of directors is authorized, to specify:
•	the number of shares to be included in the series;

•	the annual dividend rate for the series, if any, and any restrictions or conditions on the payment of dividends;

•	the redemption price, if any, and the terms and conditions of redemption;

•	any sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible, the terms and conditions of conversion;

•	the amounts payable to holders upon our liquidation, dissolution or winding up; and

•	any other rights, preferences and limitations relating to the series.
     Our board of director’s ability to authorize, without shareholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.
     No shares of our preferred stock are currently issued and outstanding.
Specific Terms of a Series of Preferred Stock
     The preferred stock we may offer will be issued in one or more series. Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable. Their par value or liquidation preference, however, will not be indicative of the price at which they will actually trade after their issue. If necessary, the prospectus supplement will provide a description of the United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.
     The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:
•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.
Rank
     Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our certificate of incorporation so permits.

Dividends
     Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.
Convertibility
     Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.
Redemption
     The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.
Liquidation
     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Third Wave, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting
     The holders of preferred stock of each series will have no voting rights, except as required by law and as described below or in a prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.
     Without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:
•	increase or decrease the aggregate number of authorized shares of that series;

•	increase or decrease the par value of the shares of that series; or

•	alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely.
No Other Rights
     The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

•	as discussed above or in the prospectus supplement;

•	as provided in our certificate of incorporation and in the certificate of designations; and

•	as otherwise required by law.
Transfer Agent
     The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.
DESCRIPTION OF COMMON STOCK WE MAY OFFER
     The following summary description of our common stock is based on the provisions of our certificate of incorporation or bylaws and the applicable provisions of the General Corporation Law of the State of Delaware. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation, bylaws and the General Corporation Law of the State of Delaware. For information on how to obtain copies of our certificate of incorporation and bylaws, see the discussion above under the heading “Where You Can Find More Information.”
     We may offer our common stock issuable upon the conversion of debt securities or preferred stock and the exercise of warrants.
Authorized Capital
     We currently have authority to issue 100,000,000 shares of our common stock, par value $0.001 per share. As of December 31, 2007, 43,719,230 shares of our common stock were issued and outstanding.
Voting Rights
     Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.
Dividend and Liquidation Rights
     The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any securities of Third Wave. Upon the liquidation, dissolution or winding up of Third Wave, the holders of our common stock are entitled to receive pro rata the assets of Third Wave which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
     We have never paid any cash dividends on our common stock.
Preferred Stock Rights Agreement
     We have entered into a preferred stock rights agreement. Under the preferred stock rights agreement dated October 24, 2001, we declared a dividend of one right (“Right”) to purchase one one-thousandth share of Third Wave’s Series A Participating Preferred Stock for each outstanding share of common stock. However, Rights issued under the preferred stock rights agreement will not be exercisable initially. The Rights will not be exercisable until the “Distribution Date,” which is defined as the earlier of (1) the tenth day (or such later date as may be determined by the Board of Directors) after a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Company’s shares of common stock then outstanding, or (b) the tenth business day (or such later date as may be determined by the Company’s Board of Directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company’s shares of common stock then outstanding. No certificates will be issued until after the Distribution Date. The Rights expire on the earlier of December 20, 2010 or the redemption or exchange of the Rights pursuant to the preferred stock rights agreement.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Computershare.
DESCRIPTION OF WARRANTS WE MAY OFFER
     We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.
     The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.
     The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.
     Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.
     Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.
     After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.
     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
     Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including (i) in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, or (ii) in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.
PLAN OF DISTRIBUTION
     We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.
     We and our agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

     If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.
     Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.
     If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
     Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.
     To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.
     Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.
     During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common stock.
LEGAL MATTERS
     The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by Kennedy Covington Lobdell & Hickman, L.L.P., Charlotte, North Carolina 28202.
EXPERTS
     Our financial statements and schedule as of December 31, 2006 and 2005 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Grant Thornton LLP, independent registered public accounting firm, as stated in their reports which are incorporated by reference in this prospectus. Such financial statements and schedules and management’s assessment are incorporated in reliance upon the reports of such firm given on their authority as experts in accounting and auditing.
     Our financial statements for the year ended December 31, 2004 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report. Such financial statements are incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following is an itemized statement of expenses of the Company in connection with the issuance and delivery of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimates except for the SEC registration fee.

SEC Registration Fee	$3,930
Printing Expenses	25,000
Trustee Fees and Expenses	10,000
Accounting fees and expenses	22,000
Legal fees and expenses	120,000
Miscellaneous	10,000

Total	$190,930
Item 15. Indemnification of Directors and Officers.
     Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides in relevant part that “a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”
     The Registrant’s Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Amended and Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.
     The Registrant’s Amended and Restated Bylaws provide that the Registrant shall indemnify to the fullest extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.
Item 16. Exhibits.
     The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.
Item 17. Undertakings.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
     (8) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on February 12, 2008.

THIRD WAVE TECHNOLOGIES, INC.
	By:	/s/ Kevin T. Conroy
		Name:	Kevin T. Conroy
Dated: February 12, 2008		Title:	Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Kevin T. Conroy, Maneesh Arora and Cindy Ahn his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all parties, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Kevin T. Conroy	President,	February 12, 2008

Kevin T. Conroy	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Maneesh Arora	Senior Vice President and	February 12, 2008

Maneesh Arora	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ David Thompson	Director	February 12, 2008

David Thompson

II-1

Signature	Capacity	Date

/s/ Gordon Brunner	Director	February 8, 2008

Gordon Brunner

/s/ James Connelly	Director	February 7, 2008

James Connelly

/s/ Lawrence Murphy	Director	February 7, 2008

Lawrence Murphy

/s/ Katherine Napier	Director	February 7, 2008

Katherine Napier

/s/ Lionel Sterling	Director	February 12, 2008

Lionel Sterling

II-2

EXHIBIT INDEX

Exhibit	Description

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Certificate of Incorporation of Third Wave Technologies, Inc. (incorporated by reference to Exhibit 3.1(b) to the Company’s Registration Statement on Form S-1, filed on July 31, 2000, as amended)

4.2	Amended and Restated Bylaws of Third Wave Technologies, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 17, 2006)

4.3	Rights Agreement, dated as of October 24, 2001, between the Company and EquiServe Trust Company N.A., as Rights Agent, which includes the Form of the Certificate of Designation of the Series A Junior Participating Preferred Stock of the Company as Exhibit A, the Form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (incorporated herein by reference to Exhibit 4.9 to the Company’s Registration Statement on Form 8-A, filed on November 29, 2001)

4.4	Amendment No. 1, dated as of February 18, 2003, to the Rights Agreement, dated as of October 24, 2001, between the Company and EquiServe Trust Company N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A, filed on February 19, 2003)

4.5	Form of certificate representing Third Wave’s common stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, filed on July 31, 2000, as amended)

4.6	Form of certificate representing Third Wave’s preferred stock*

4.7	Form of certificate of designations for preferred stock*

4.8	Form of Indenture relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness

4.9	Form of Senior Debt Security*

4.10	Form of Subordinated Debt Security*

4.11	Form of Warrant Agreement*

5	Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. as to legality of securities being registered

12	Statement regarding computation of ratios

23.1	Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (contained in Exhibit 5)

23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (see pages II-1 & II-2)

25	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended**

*	To be filed, if necessary, with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.